UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 13, 2010

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of	(Commission file number)	(IRS employer identification
incorporation or organization)		number)

500 Kendall Street, Cambridge, Massachusetts  02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 13, 2010, Genzyme Corporation (“Genzyme”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Laboratory Corporation of America Holdings (“LabCorp”).  Under the terms of the Purchase Agreement, Genzyme will divest and sell its genetic testing business unit, Genzyme Genetics (“Genzyme Genetics”), to LabCorp for $925 million in cash consideration.  Genzyme will transfer to LabCorp substantially all of the assets of Genzyme Genetics, including intellectual property, and LabCorp will similarly assume substantially all of the liabilities of Genzyme Genetics.  Genzyme made customary representations and warranties regarding Genzyme Genetics in the Purchase Agreement, and the Purchase Agreement provides for indemnification for breaches of those representations and warranties.  In the Purchase Agreement, Genzyme also agreed to not compete with the Genzyme Genetics business for a period of three years after the closing of the transaction, and LabCorp has agreed to offer employment to Genzyme Genetics’ employees.

Completion of the transaction is subject to several conditions, including expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions.

A copy of the Purchase Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants in the Purchase Agreement or descriptions thereof as characterizations of the actual state of facts or condition of Genzyme or LabCorp or any of their respective subsidiaries.

Item 8.01               Other Events.

On September 13, 2010, Genzyme issued a press release announcing it had entered into the Purchase Agreement, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

2.1           Asset Purchase Agreement, dated September 13, 2010, between Genzyme Corporation and Laboratory Corporation of America Holdings.

99.1         Press Release of Genzyme Corporation dated September 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: September 13, 2010	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Senior Vice President; General Counsel and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated September 13, 2010, between Genzyme Corporation and Laboratory Corporation of America Holdings.

99.1	Press Release of Genzyme Corporation dated September 13, 2010.